Form C

Cover Page

Name of issuer:

PlantPharm BioMed, Ltd.

Legal status of issuer:

Form: Corporation

Jurisdiction of Incorporation/Organization: NV

Date of organization: 2/22/2008

Physical address of issuer:

1711 Woolsey Street
Delavan WI 53115

Website of issuer:

http://www.plantpharmbiomed.com

Name of intermediary through which the offering will be conducted:

Wefunder Portal LLC

CIK number of intermediary:

0001670254

SEC file number of intermediary:

007-00033

CRD number, if applicable, of intermediary:

283503

Amount of compensation to be paid to the intermediary, whether as a dollar amount or a percentage of the offering amount, or a good faith estimate if the exact amount is not available at the time of the filing, for conducting the offering, including the amount of referral and any other fees associated with the offering:

5.0% of the offering amount upon a successful fundraise, and be entitled to reimbursement for out-of-pocket third party expenses it pays or incurs on behalf of the Issuer in connection with the offering.

Any other direct or indirect interest in the issuer held by the intermediary, or any arrangement for the intermediary to acquire such an interest:

Securities equal to 2.0% of the securities sold will be issued to the intermediary upon a successful fundraise.

Type of security offered:

☐ Common Stock
☑ Preferred Stock
☐ Debt
☐ Other

If Other, describe the security offered:

Target number of securities to be offered:

66,668

Price:

$1.50000

Method for determining price:

Dividing pre-money valuation ($32,992,417.50) by number of shares outstanding on fully diluted basis.

Target offering amount:

$100,002.00

Oversubscriptions accepted:

☑ Yes
☐ No

If yes, disclose how oversubscriptions will be allocated:

☐ Pro-rata basis
☐ First-come, first-served basis
☑ Other

If other, describe how oversubscriptions will be allocated:

As determined by the issuer

Maximum offering amount (if different from target offering amount):

$1,069,998.00

Deadline to reach the target offering amount:

4/3/2019

NOTE: If the sum of the investment commitments does not equal or exceed the target offering amount at the offering deadline, no securities will be sold in the offering, investment commitments will be cancelled and committed funds will be returned.

Current number of employees:

3

	Most recent fiscal year-end:	Prior fiscal year-end:
Total Assets:	$54,079.00	$56,747.00
Cash & Cash Equivalents:	$50,027.00	$50,296.00
Accounts Receivable:	$0.00	$2,400.00
Short-term Debt:	$0.00	$1,408.00
Long-term Debt:	$191,710.00	$173,213.00
Revenues/Sales:	$0.00	$0.00
Cost of Goods Sold:	$0.00	$0.00
Taxes Paid:	$0.00	$0.00
Net Income:	($19,758.00)	($42,438.00)

Select the jurisdictions in which the issuer intends to offer the securities:

AL, AK, AZ, AR, CA, CO, CT, DE, DC, FL, GA, HI, ID, IL, IN, IA, KS, KY, LA, ME, MD, MA, MI, MN, MS, MO, MT, NE, NV, NH, NJ, NM, NY, NC, ND, OH, OK, OR, PA, RI, SC, SD, TN, TX, UT, VT, VA, WA, WV, WI, WY, B5, GU, PR, VI, 1V

Offering Statement

Respond to each question in each paragraph of this part. Set forth each question and any notes, but not any instructions thereto, in their entirety. If disclosure in response to any question is responsive to one or more other questions, it is not necessary to repeat the disclosure. If a question or series of questions is inapplicable or the response is available elsewhere in the Form, either state that it is inapplicable, include a cross-reference to the responsive disclosure, or omit the question or series of questions.

Be very careful and precise in answering all questions. Give full and complete answers so that they are not misleading under the circumstances involved. Do not discuss any future performance or other anticipated event unless you have a reasonable basis to believe that it will actually occur within the foreseeable future. If any answer requiring significant information is materially inaccurate, incomplete or misleading, the Company, its management and principal shareholders may be liable to investors based on that information.

THE COMPANY

1. Name of issuer:

PlantPharm BioMed, Ltd.

COMPANY ELIGIBILITY

2. ☑ Check this box to certify that all of the following statements are true for the issuer.

- Organized under, and subject to, the laws of a State or territory of the United States or the District of Columbia.
- Not subject to the requirement to file reports pursuant to Section 13 or Section 15(d) of the Securities Exchange Act of 1934.
- Not an investment company registered or required to be registered under the Investment Company Act of 1940.
- Not ineligible to rely on this exemption under Section 4(a)(6) of the Securities Act as a result of a disqualification specified in Rule 503(a) of Regulation Crowdfunding.
- Has filed with the Commission and provided to investors, to the extent required, the ongoing annual reports required by Regulation Crowdfunding during the two years immediately preceding the filing of this offering statement (or for such shorter period that the issuer was required to file such reports).
- Not a development stage company that (a) has no specific business plan or (b) has indicated that its business plan is to engage in a merger or acquisition with an unidentified company or companies.

3. Has the issuer or any of its predecessors previously failed to comply with the ongoing reporting requirements of Rule 202 of Regulation Crowdfunding?

☐ Yes ☑ No

DIRECTORS OF THE COMPANY

4. Provide the following information about each director (and any persons occupying a similar status or performing a similar function) of the issuer.

Director	Principal Occupation	Main Employer	Year Joined as Director
Dr. Richard Matner	Biopharmaceutical Manufacturing	PlantPharm Biomed, Ltd.	2016
Dr. Robert Y. Ni	Financing Pharmaceutical Technology in China and USA	World Pharmaceutical Technology, LLC	2016
R.C. Suresh	Food, Technologies and agriculture production	RCS Group	2017
Cheryl J. Dillner	Marketing Management	SC Johnson	2015
Robert G. Britt	Biopharmaceutical manufacturing	PlantPharm BioMed, Ltd.	2008

For three years of business experience, refer to Appendix D: Director & Officer Work History.

OFFICERS OF THE COMPANY

5. Provide the following information about each officer (and any persons occupying a similar status or performing a similar function) of the issuer.

Officer	Positions Held	Year Joined
Cheryl J. Dillner	Secretary	2015
Dr. Richard Matner	President	2016
Dr. Thomas L. German	Vice President	2008
Dr. Thomas L. German	Chief Science Officer	2008
Robert G. Britt	CEO	2008
Robert G. Britt	Treasurer	2008
Robert G. Britt	Founder	2008
Robert G. Britt	Chairman	2008

For three years of business experience, refer to Appendix D: Director & Officer Work History.

PRINCIPAL SECURITY HOLDERS

6. Provide the name and ownership level of each person, as of the most recent practicable date, who is the beneficial owner of 20 percent or more of the issuer's outstanding voting equity securities, calculated on the basis of voting power.

Name of Holder	No. and Class of Securities Now Held	% of Voting Power Prior to Offering
Robert G. Britt and other Beneficially Owned	12868902.0 Common Stock	67.14

BUSINESS AND ANTICIPATED BUSINESS PLAN

7. Describe in detail the business of the issuer and the anticipated business plan of the issuer.

For a description of our business and our business plan, please refer to the attached Appendix A, Business Description & Plan

RISK FACTORS

A crowdfunding investment involves risk. You should not invest any funds in this offering unless you can afford to lose your entire investment.

In making an investment decision, investors must rely on their own examination of the issuer and the terms of the offering, including the merits and risks involved. These securities have not been recommended or approved by any federal or state securities commission or regulatory authority. Furthermore, these authorities have not passed upon the accuracy or adequacy of this document.

The U.S. Securities and Exchange Commission does not pass upon the merits of any securities offered or the terms of the offering, nor does it pass upon the accuracy or completeness of any offering document or literature.

These securities are offered under an exemption from registration; however, the U.S. Securities and Exchange Commission has not made an independent determination that these securities are exempt from registration.

8. Discuss the material factors that make an investment in the issuer speculative or risky:

> As a going concern, the Company will be required to raise additional funds from subsequent issues and the failure to do so could materially affect the future of the Company.
>
> Our future success depends on the efforts of a small management team. The loss of services of the members of the management team may have an adverse effect on the company. There can be no assurance that we will be successful in attracting and retaining other personnel we require to successfully grow our business.
>
> The Company competes against larger firms, which are financially stronger and may limit the Company's access to qualified personnel or business opportunities in the future.
>
> The Company intends to sign development and joint venture contracts to use its proprietary platform to develop therapeutics, biosimilars, and vaccines in conjunction with larger pharmaceutical organizations but has no current agreements signed and in effect.
>
> The Company is dependent upon interaction with the U.S. Food and Drug Administration for authorization and licensing of any biopharmaceutical products prior to sale and this could cause delays in expected revenues.
>
> Future filings of Patents by the Company in both the United States and Foreign Countries and may not have sufficient funds to defend against violators of those Patents in the early development of the Company.
>
> Cheryl J. Dillner is a part-time officer. As such, it is likely that the company will not make the same progress as it would if that were not the case.
>
> Management plans to finalize its Series A and then Series B investments and then offer the Company to the public in an IPO, but market conditions and other outside influences could cause this plan to be modified in ways Management cannot envision at this time.
>
> The Company has received a third-party, pre-money valuation of its Trade Secrets Platform Technology of $256,000,000. Such valuation cannot be included in the Company's Balance Sheet according to GAAP Financials. As a result crowdfunding investors without Biopharmaceutical experience might not understand and therefore could misjudge this opportunity.
>
> The Company does not yet generate revenue and may not generate revenue in the near future. To date, the Company has been largely funded by its founders.

The Offering

USE OF FUNDS

9. What is the purpose of this offering?

The Company intends to use the net proceeds of this offering for working capital and general corporate purposes, which includes the specific items listed in Item 10 below. While the Company expects to use the net proceeds from the Offering in the manner described above, it cannot specify with certainty the particular uses of the net proceeds that it will receive from from this Offering. Accordingly, the Company will have broad discretion in using these proceeds.

10. How does the issuer intend to use the proceeds of this offering?

If we raise:	**$100,002**
Use of Proceeds:	30% toward Business Development, 20% toward Facility & Equipment, 45% toward R&D, 5% toward WeFunder Fees.

If we raise:	**$1,069,998**
Use of Proceeds:	30% toward Business Development, 20% toward Facility & Equipment, 45% toward R&D, 5% toward WeFunder Fees.

DELIVERY & CANCELLATIONS

11. How will the issuer complete the transaction and deliver securities to the investors?

If we reach our target offering amount prior to the deadline, we may conduct an initial closing of the offering early if we provide notice about the new offering deadline at least five business days prior to the new offering deadline (absent a material change that would require an extension of the offering and reconfirmation of the investment commitment). Wefunder will notify investors if we conduct an initial closing. Thereafter, we may conduct additional closings from time to time at our and Wefunder's discretion until the deadline date.

The following describes the process to invest in the Company, including how the Company will complete an Investor's transaction and deliver securities to the investor.

1. Investor Commitment. The Investor will submit, through Wefunder Portal, a requested investment amount. When doing so, the Investor will also execute an investment contract with the Company ("Investment Agreement"), using the Investor's electronic signature.
2. Acceptance of the Investment. If the Investor Agreement is complete, the Investor's commitment will typically be recorded within a few minutes. The commitment will also be available on the Investor's "My Investments" screen on the wefunder.com website. After the offering closes, the contract will be counter-signed by the Company. The executed investment contract will then be sent to the investor via email, and is also available to download on the "My Investments" screen.
3. Investor Transfer of Funds. Upon receiving confirmation that an investment has been accepted, the Investor will be responsible for transferring funds from a source that is accepted by Wefunder Portal into an escrow account held with a third party bank on behalf of issuers offering securities through Wefunder Portal.
4. Progress of the Offering. The Investor will receive periodic email updates on the progress of the offering, including total amounts raised at any given time, and will be notified by email and through the "My Investments" screen when the target offering amount is met.
5. Closing: Original Deadline. Unless we meet the target offering amount early, Investor funds will be transferred from the escrow account to the Company on the deadline date identified in the Cover Page to this Form C and the Company's Wefunder Portal Profile.
6. Early Closings. If the target offering amount is met prior to the original deadline date, we may close the offering earlier, but no less than 21 days after the date on which information about the Company, including this Form C, is posted on our Wefunder Portal Profile. We will reschedule the offering deadline, and at least five days prior to the new deadline, investors will receive notice of it by email and through the "My Investments" screen. At the time of the new deadline, your funds will be transferred to the Company from the escrow account, provided that the target offering amount is still met after any cancellations.
7. Book Entry. Investments may be in book entry form. This means that the Investor may not receive a certificate representing his or her investment. Each investment will be recorded in our books and records and will be recorded in each Investors' "My Investments" screen. The Investor will also be emailed the Investment Agreement again. The Investment Agreement will also be available on the "My Investments" screen. At the option of the Company, you may receive an electronic certificate.

12. How can an investor cancel an investment commitment?

NOTE: Investors may cancel an investment commitment until 48 hours prior to the deadline identified in these offering materials.

The intermediary will notify investors when the target offering amount has been met. If the issuer reaches the target offering amount prior to the deadline identified in the offering materials, it may close the offering early if it provides notice about the new offering deadline at least five business days prior to such new offering deadline (absent a material change that would require an extension of the offering and reconfirmation of the investment commitment).

If an investor does not cancel an investment commitment before the 48-hour period prior to the offering deadline, the funds will be released to the issuer upon closing of the offering and the investor will receive securities in exchange for his or her investment.

If an investor does not reconfirm his or her investment commitment after a material change is made to the offering, the investor's investment commitment will be cancelled and the committed funds will be returned.

An Investor's right to cancel. An Investor may cancel his or her investment commitment at any time until 48 hours prior to the offering deadline.

If there is a material change to the terms of the offering or the information provided to the Investor about the offering and/or the Company, the Investor will be provided notice of the change and must re-confirm his or her investment commitment within five business days of receipt of the notice. If the Investor does not reconfirm, he or she will receive notifications disclosing that the commitment was cancelled, the reason for the cancellation, and the refund amount that the investor is required to receive. If a material change occurs within five business days of the maximum number of days the offering is to remain open, the offering will be extended to allow for a period of five business days for the investor to reconfirm.

If the Investor cancels his or her investment commitment during the period when cancellation is permissible, or does not reconfirm a commitment in the case of a material change to the investment, or the offering does not close, all of the Investor's funds will be returned within five business days.

Within five business days of cancellation of an offering by the Company, the Company will give each investor notification of the cancellation, disclose the reason for the cancellation, identify the refund amount the Investor will receive, and refund the Investor's funds.

The Company's right to cancel. The Investment Agreement you will execute with us provides the Company the right to cancel for any reason before the offering deadline.

If the sum of the investment commitments from all investors does not equal or exceed the target offering amount at the time of the offering deadline, no securities will be sold in the offering, investment commitments will be cancelled and committed funds will be returned.

In addition, we may cap at 450 the total number of investors who will be allowed to invest through the offering that are not "accredited investors," as defined in Rule 501(a) of Regulation D under the Securities Act of 1933. In the event that more than 450 non-accredited investors are initially accepted into an offering in step (2) described in Question 11, the Company may cancel investments based on the order in which payments by Investors were received, or other criteria at the discretion of the Company, before the offering deadline.

Ownership and Capital Structure

THE OFFERING

13. Describe the terms of the securities being offered.

Priced Round: $32,992,417.50 pre-money valuation

See exact security attached as Appendix B, Investor Contracts.

PlantPharm BioMed, Ltd. is offering a minimum of 66,668 shares of Class A Convertible Preferred Stock ("Preferred Stock"), at a share price of $1.50.

PlantPharm BioMed, Ltd. is offering a maximum of 713,332 shares of Class A Convertible Preferred Stock ("Preferred Stock").

These shares do not have voting rights; rights are proxied to the CEO. Preferred Stock holders will receive liquidation preferences over Common Stock holders.

Revisions to Manner of Holding
In the event that statutory or regulatory changes are adopted such that it becomes possible for companies whose purpose is limited to acquiring, holding and disposing of securities issued by a single company ("Crowdfunding SPVs") to make offerings under Section 4(a)(6) of the Securities Act, Subscriber agrees to exchange the Securities for securities issued by a Crowdfunding SPV in a transaction complying with the requirements of Section 3(a)(9) of the Securities Act. Subscriber agrees that in the event the Subscriber does not provide information sufficient to effect such exchange in a timely manner, the Company may repurchase the Securities at a price to be determined by the Board of Directors. Subscriber further agrees to transfer its holdings of securities issued under Section 4(a)(6) into "street name" in a brokerage account in Subscriber's name, provided that the Company pay all costs of such transfer. Subscriber agrees that in the event the Subscriber does not provide information sufficient to effect such transfer in a timely manner, the Company may repurchase the Securities at a price to be determined by the Board of Directors.

14. Do the securities offered have voting rights?

☐ Yes
☑ No

15. Are there any limitations on any voting or other rights identified above?

☑ Yes: No Voting Rights
☐ No

16. How may the terms of the securities being offered be modified?

None of the provisions of this Subscription Agreement may be waived, changed or terminated orally or otherwise, except as specifically set forth herein or except by a writing signed by the Company and Subscriber.

RESTRICTIONS ON TRANSFER OF THE SECURITIES BEING OFFERED:

The securities being offered may not be transferred by any purchaser of such securities during the one year period beginning when the securities were issued, unless such securities are transferred:

1. to the issuer;
2. to an accredited investor;
3. as part of an offering registered with the U.S. Securities and Exchange Commission; or
4. to a member of the family of the purchaser or the equivalent, to a trust controlled by the purchaser, to a trust created for the benefit of a member of the family of the purchaser or the equivalent, or in connection with the death or divorce of the purchaser or other similar circumstance.

NOTE: The term "accredited investor" means any person who comes within any of the categories set forth in Rule 501(a) of Regulation D, or who the seller reasonably believes comes within any of such categories, at the time of the sale of the securities to that person.

The term "member of the family of the purchaser or the equivalent" includes a child, stepchild, grandchild, parent, stepparent, grandparent, spouse or spousal equivalent, sibling, mother-in-law, father-in-law, son-in-law, daughter-in-law, brother-in-law, or sister-in-law of the purchaser, and includes adoptive relationships. The term "spousal equivalent" means a cohabitant occupying a relationship generally equivalent to that of a spouse.

DESCRIPTION OF ISSUER'S SECURITIES

17. What other securities or classes of securities of the issuer are outstanding? Describe the material terms of any other outstanding securities or classes of securities of the issuer.

Class of Security	Securities (or Amount) Authorized	Securities (or Amount) Outstanding	Voting Rights
Class B Convertible Preferred Stock	16,500,000	0	No

Common Stock	52,500,000	20,580,000	Yes
Class A Convertible Preferred Stock	6,000,000	1,414,945	No

Class of Security	Securities Reserved for Issuance upon Exercise or Conversion
Warrants:	None
Options:	None

Describe any other rights:

Convertible Preferred Shares "Preferred": are convertible into Common shares at the time of public market sale at or after an IPO has occurred. Preferred Shares have a preference upon a liquidation and are non-voting. Liquidation of both Common and Convertible Preferred shares is according to SEC Regulations.

18. How may the rights of the securities being offered be materially limited, diluted or qualified by the rights of any other class of security identified above?

Securities being offered are Convertible Preferred-A Shares and are preferential to Common Shares. The Convertible Preferred Shares are convertible to Common shares at the time of their sale in an IPO.

19. Are there any differences not reflected above between the securities being offered and each other class of security of the issuer?

None

20. How could the exercise of rights held by the principal shareholders identified in Question 6 above affect the purchasers of the securities being offered?

As holders of a majority-in-interest of voting rights in the Company, **the shareholders** may make decisions with which the Investor disagrees, or that negatively affect the value of the Investor's securities in the Company, and the Investor will have no recourse to change these decisions. The Investor's interests may conflict with those of other investors, and there is no guarantee that the Company will develop in a way that is optimal for or advantageous to the Investor.

For example, **the shareholders** may change the terms of the articles of incorporation for the company, change the terms of securities issued by the Company, change the management of the Company, and even force out minority holders of securities. **The shareholders** may make changes that affect the tax treatment of the Company in ways that are unfavorable to you but favorable to them. They may also vote to engage in new offerings and/or to register certain of the Company's securities in a way that negatively affects the value of the securities the Investor owns. Other holders of securities of the Company may also have access to more information than the Investor, leaving the Investor at a disadvantage with respect to any decisions regarding the securities he or she owns.

The shareholders have the right to redeem their securities at any time. **Shareholders** could decide to force the Company to redeem their **securities** at a time that is not favorable to the Investor and is damaging to the Company. Investors' exit may affect the value of the Company and/or its viability.

In cases where the rights of holders of convertible debt, SAFES, or other outstanding options or warrants are exercised, or if new awards are granted under our equity compensation plans, an Investor's interests in the Company may be diluted. This means that the pro-rata portion of the Company represented by the Investor's securities will decrease, which could also diminish the Investor's voting and/or economic rights. In addition, as discussed above, if a majority-in-interest of holders of securities with voting rights cause the Company to issue additional stock, an Investor's interest will typically also be diluted.

21. How are the securities being offered being valued? Include examples of methods for how such securities may be valued by the issuer in the future, including during subsequent corporate actions.

The offering price for the securities offered pursuant to this Form C has been determined arbitrarily by the Company, and does not necessarily bear any relationship to the Company's book value, assets, earnings or other generally accepted valuation criteria. In determining the offering price, the Company did not employ investment banking firms or other outside organizations to make an independent appraisal or evaluation. Accordingly, the offering price should not be considered to be indicative of the actual value of the securities offered hereby.

In the future, we will perform valuations of our common stock that take into account factors such as the following:

- unrelated third party valuations of our common stock;
- the price at which we sell other securities, such as convertible debt or preferred stock, in light of the rights, preferences and privileges of our those securities relative to those of our common stock;
- our results of operations, financial position and capital resources;
- current business conditions and projections;
- the lack of marketability of our common stock;
- the hiring of key personnel and the experience of our management;
- the introduction of new products;
- the risk inherent in the development and expansion of our products;
- our stage of development and material risks related to our business;

- the likelihood of achieving a liquidity event, such as an initial public offering or a sale of our company given the prevailing market conditions and the nature and history of our business;

- industry trends and competitive environment;

- trends in consumer spending, including consumer confidence;

- overall economic indicators, including gross domestic product, employment, inflation and interest rates; and

- the general economic outlook.

We will analyze factors such as those described above using a combination of financial and market-based methodologies to determine our business enterprise value. For example, we may use methodologies that assume that businesses operating in the same industry will share similar characteristics and that the Company's value will correlate to those characteristics, and/or methodologies that compare transactions in similar securities issued by us that were conducted in the market.

22. What are the risks to purchasers of the securities relating to minority ownership in the issuer?

An Investor in the Company will likely hold a minority position in the Company, and thus be limited as to its ability to control or influence the governance and operations of the Company.

The marketability and value of the Investor's interest in the Company will depend upon many factors outside the control of the Investor. The Company will be managed by its officers and be governed in accordance with the strategic direction and decision-making of its Board Of Directors, and the Investor will have no independent right to name or remove an officer or member of the Board Of Directors of the Company.

Following the Investor's investment in the Company, the Company may sell interests to additional investors, which will dilute the percentage interest of the Investor in the Company. The Investor may have the opportunity to increase its investment in the Company in such a transaction, but such opportunity cannot be assured.

The amount of additional financing needed by the Company, if any, will depend upon the maturity and objectives of the Company. The declining of an opportunity or the inability of the Investor to make a follow-on investment, or the lack of an opportunity to make such a follow-on investment, may result in substantial dilution of the Investor's interest in the Company.

23. What are the risks to purchasers associated with corporate actions, including additional issuances of securities, issuer repurchases of securities, a sale of the issuer or of assets of the issuer or transactions with related parties?

Additional issuances of securities. Following the Investor's investment in the Company, the Company may sell interests to additional investors, which will dilute the percentage interest of the Investor in the Company. The Investor may have the opportunity to increase its investment in the Company in such a transaction, but such opportunity cannot be assured. The amount of additional financing needed by the Company, if any, will depend upon the maturity and objectives of the Company. The declining of an opportunity or the inability of the Investor to make a follow-on investment, or the lack of an opportunity to make such a follow-on investment, may result in substantial dilution of the Investor's interest in the Company.

Issuer repurchases of securities. The Company may have authority to repurchase its securities from shareholders, which may serve to decrease any liquidity in the market for such securities, decrease the percentage interests held by other similarly situated investors to the Investor, and create pressure on the Investor to sell its securities to the Company concurrently.

A sale of the issuer or of assets of the issuer. As a minority owner of the Company, the Investor will have limited or no ability to influence a potential sale of the Company or a substantial portion of its assets. Thus, the Investor will rely upon the executive management of the Company and the Board of Directors of the Company to manage the Company so as to maximize value for shareholders. Accordingly, the success of the Investor's investment in the Company will depend in large part upon the skill and expertise of the executive management of the Company and the Board of Directors of the Company. If the Board Of Directors of the Company authorizes a sale of all or a part of the Company, or a disposition of a substantial portion of the Company's assets, there can be no guarantee that the value received by the Investor, together with the fair market estimate of the value remaining in the Company, will be equal to or exceed the value of the Investor's initial investment in the Company.

Transactions with related parties. The Investor should be aware that there will be occasions when the Company may encounter potential conflicts of interest in its operations. On any issue involving conflicts of interest, the executive management and Board of Directors of the Company will be guided by their good faith judgement as to the Company's best interests. The Company may engage in transactions with affiliates, subsidiaries or other related parties, which may be on terms which are not arm's-length, but will be in all cases consistent with the duties of the management of the Company to its shareholders. By acquiring an interest in the Company, the Investor will be deemed to have acknowledged the existence of any such actual or potential conflicts of interest and to have waived any claim with respect to any liability arising from the existence of any such conflict of interest.

24. Describe the material terms of any indebtedness of the issuer:

Loan

Lender	Robert G. Britt
Issue date	10/03/15
Amount	$204,000.00
Outstanding principal plus interest	$172,500.00 as of 12/09/18
Interest rate	0.0% per annum
Current with payments	Yes

Related party loan with no interest rate and no set maturity date. The maturity date will be determined by management.

25. What other exempt offerings has the issuer conducted within the past three years?

Offering Date	Exemption	Security Type	Amount Sold	Use of Proceeds
		No exempt offerings.		

26. Was or is the issuer or any entities controlled by or under common control with the issuer a party to any transaction since the beginning of the issuer's last fiscal year, or any currently proposed transaction, where the amount involved exceeds five percent of the aggregate amount of capital raised by the issuer in reliance on Section 4(a)(6) of the Securities Act during the preceding 12- month period, including the amount the issuer seeks to raise in the current offering, in which any of the following persons had or is to have a direct or indirect material interest:

1. any director or officer of the issuer;
2. any person who is, as of the most recent practicable date, the beneficial owner of 20 percent or more of the issuer's outstanding voting equity securities, calculated on the basis of voting power;
3. if the issuer was incorporated or organized within the past three years, any promoter of the issuer;
4. or (4) any immediate family member of any of the foregoing persons.

☑ Yes
☐ No

For each transaction specify the person, relationship to issuer, nature of interest in transaction, and amount of interest.

Name	Robert G. Britt
Amount Invested	$204,000.00
Transaction type	Loan
Issue date	10/02/15
Outstanding principal plus interest	$172,500.00 as of 12/12/18
Interest rate	0.0% per annum
Outstanding	Yes
Current with payments	Yes
Relationship	Founder

Related party loan with no interest rate and no set maturity date. The maturity date will be determined by management, and is expected to occur as the Company begins generating revenue.

FINANCIAL CONDITION OF THE ISSUER

27. Does the issuer have an operating history?

☑ Yes
☐ No

28. Describe the financial condition of the issuer, including, to the extent material, liquidity, capital resources and historical results of operations.

Management's Discussion and Analysis of Financial Condition and Results of Operations

You should read the following discussion and analysis of our financial condition and results of operations together with our financial statements and the related notes and other financial information included elsewhere in this offering. Some of the information contained in this discussion and analysis, including information regarding the strategy and plans for our business, includes forward-looking statements that involve risks and uncertainties. You should review the "Risk Factors" section for a discussion of important factors that could cause actual results to differ materially from the results described in or implied by the forward-looking statements contained in the following discussion and analysis.

Overview

We are a global frontrunner in making oral vaccines a reality. We've created a proprietary Platform Technology using organic plants to manufacture Vaccines and Biologic Drugs. We have proven the Platform Technology through several grants from U.S. National Institutes of Health R&D, by a successful double-blind, placebo-controlled human clinical trial, and by endorsement of the U.S. Food and Drug Administration's authorization of a second clinical trial on our very first vaccine.

We will become the #1 Company worldwide for research, development and manufacturing of plant-grown biopharmaceuticals within the next four years. We intend to lower the cost of drugs by enabling the pharmaceutical industry's ability to extend their market reach and length of time in the marketplace by converting current products into plant-grown biopharmaceuticals. This can be done at less cost and will provide companies the opportunity for serving more patients over a longer span of time.

Given the Company's limited operating history, the Company cannot reliably estimate how much revenue it will receive in the future, if any.

Milestones

PlantPharm BioMed, Ltd. was incorporated in the State of Nevada in February 2008.

Since then, we have:

- Our Platform Technology is a new and proven organic production method for the pharmaceuticals industry.
- With our Platform, green plants are used to manufacture complex biological drugs.
- We have the ability to transform vaccines and certain biologic drugs from needle delivery to oral delivery using plants.
- Humanitarian vaccination efforts worldwide are enhanced by being able to administer shelf-stable, oral vaccines without the need for a cold-chain environment and a needle.
- With our proprietary Platform we can economically produce pure biologic drugs and vaccines using plants resulting in lower costs of biopharmaceuticals in the future.
- Our intellectual property is owned by PlantPharm BioMed, Ltd

Historical Results of Operations

- *Revenues & Gross Margin.* For the period ended December 31, 2017, the Company had revenues of $0 compared to the year ended December 31, 2016, when the Company had revenues of $0.
- *Assets.* As of December 31, 2017, the Company had total assets of $54,079, including $50,027 in cash. As of December 31, 2016, the Company had $56,747 in total assets, including $50,296 in cash.
- *Net Loss.* The Company has had net losses of $19,758 and net losses of $42,438 for the fiscal years ended December 31, 2017 and December 31, 2016, respectively.
- *Liabilities.* The Company's liabilities totaled $191,710 for the fiscal year ended December 31, 2017 and $174,621 for the fiscal year ended December 31, 2016.

Related Party Transaction

Refer to Question 26 of this Form C for disclosure of all related party transactions.

Liquidity & Capital Resources

To-date, the company has been financed with $204,000 in debt.

After the conclusion of this Offering, should we hit our minimum funding target, our projected runway is 12 months before we need to raise further capital.

We plan to use the proceeds as set forth in this Form C under "Use of Funds". We don't have any other sources of capital in the immediate future.

We will likely require additional financing in excess of the proceeds from the Offering in order to perform operations over the lifetime of the Company. Although our runway is longer, we plan to raise capital in 5 months. Except as otherwise described in this Form C, we do not have additional sources of capital other than the proceeds from the offering. Because of the complexities and uncertainties in establishing a new business strategy, it is not possible to adequately project whether the proceeds of this offering will be sufficient to enable us to implement our strategy. This complexity and uncertainty will be increased if less than the maximum amount of securities offered in this offering is sold. The Company intends to raise additional capital in the future from investors. Although capital may be available for early-stage companies, there is no guarantee that the Company will receive any investments from investors.

Runway & Short/Mid Term Expenses

PlantPharm BioMed, Ltd. cash in hand is $18,000, as of September 2018. Over the last three months, revenues have averaged $0/month, cost of goods sold has averaged $0/month, and operational expenses have averaged $1,400/month, for an average burn rate of $1,400 per month. Our intent is to be profitable in 24 months.

No changes have occurred in our finances since the date of our statements. This business is operating as a Research & Development operation in its funding stage (without revenues) with future revenues regulated by the U.S. Food and Drug Administration licensing of the Company's biopharma vaccines for sale. Additionally, the Company expects its first vaccine approval within 24-30 months. Although we cannot guarantee it, we expect added revenues will occur within 6-12 months from financing date via collaboration agreements with other Pharmaceutical companies that will convert their current vaccines into plant-grown vaccines and biotherapeutics by contacting the Company's Platform Technology.

Although we cannot guarantee it, we expect that Wefunder capital will give the Company the ability to market itself to raise the Series A and Series B Equity funding prior to the Initial Public Offering (IPO) of its stock. During the short-term, funding will continue to cover expenses as it has in the past years of development supported by its Founder.

FINANCIAL INFORMATION

29. Include financial statements covering the two most recently completed fiscal years or the period(s) since inception, if shorter:

Refer to Appendix C, Financial Statements

STAKEHOLDER ELIGIBILITY

30. With respect to the issuer, any predecessor of the issuer, any affiliated issuer, any director, officer, general partner or managing member of the issuer, any beneficial owner of 20 percent or more of the issuer's outstanding voting equity securities, any promoter connected with the issuer in any capacity at the time of such sale, any person that has been or will be paid (directly or indirectly) remuneration for solicitation of purchasers in connection with such sale of securities, or any general partner, director, officer or managing member of any such solicitor, prior to May 16, 2016:

(1) Has any such person been convicted, within 10 years (or five years, in the case of issuers, their predecessors and affiliated issuers) before the filing of this offering statement, of any felony or misdemeanor:

i. in connection with the purchase or sale of any security? ☐ Yes ☑ No
ii. involving the making of any false filing with the Commission? ☐ Yes ☑ No
iii. arising out of the conduct of the business of an underwriter, broker, dealer, municipal securities dealer, investment adviser, funding portal or paid solicitor of purchasers of securities? ☐ Yes ☑ No

(2) Is any such person subject to any order, judgment or decree of any court of competent jurisdiction, entered within five years before the filing of the information required by Section 4A(b) of the Securities Act that, at the time of filing of this offering statement, restrains or enjoins such person from engaging or continuing to engage in any conduct or practice:

i. in connection with the purchase or sale of any security? ☐ Yes ☑ No
ii. involving the making of any false filing with the Commission? ☐ Yes ☑ No
iii. arising out of the conduct of the business of an underwriter, broker, dealer, municipal securities dealer, investment adviser, funding portal or paid solicitor of purchasers of securities? ☐ Yes ☑ No

(3) Is any such person subject to a final order of a state securities commission (or an agency or officer of a state performing like functions); a state authority that supervises or examines banks, savings associations or credit unions; a state insurance commission (or an agency or officer of a state performing like functions); an appropriate federal banking agency; the U.S. Commodity Futures Trading Commission; or the National Credit Union Administration that:

i. at the time of the filing of this offering statement bars the person from:
   A. association with an entity regulated by such commission, authority, agency or officer? ☐ Yes ☑ No
   B. engaging in the business of securities, insurance or banking? ☐ Yes ☑ No
   C. engaging in savings association or credit union activities?☐ Yes ☑ No
ii. constitutes a final order based on a violation of any law or regulation that prohibits fraudulent, manipulative or deceptive conduct and for which the order was entered within the 10-year period ending on the date of the filing of this offering statement? ☐ Yes ☑ No

(4) Is any such person subject to an order of the Commission entered pursuant to Section 15(b) or 15B(c) of the Exchange Act or Section 203(e) or (f) of the Investment Advisers Act of 1940 that, at the time of the filing of this offering statement:

i. suspends or revokes such person's registration as a broker, dealer, municipal securities dealer, investment adviser or funding portal? ☐ Yes ☑ No
ii. places limitations on the activities, functions or operations of such person? ☐ Yes ☑ No
iii. bars such person from being associated with any entity or from participating in the offering of any penny stock? ☐ Yes ☑ No

(5) Is any such person subject to any order of the Commission entered within five years before the filing of this offering statement that, at the time of the filing of this offering statement, orders the person to cease and desist from committing or causing a violation or future violation of:

i. any scienter-based anti-fraud provision of the federal securities laws, including without limitation Section 17(a)(1) of the Securities Act, Section 10(b) of the Exchange Act, Section 15(c)(1) of the Exchange Act and Section 206(1) of the Investment Advisers Act of 1940 or any other rule or regulation thereunder? ☐ Yes ☑ No
ii. Section 5 of the Securities Act? ☐ Yes ☑ No

(6) Is any such person suspended or expelled from membership in, or suspended or barred from association with a member of, a registered national securities exchange or a registered national or affiliated securities association for any act or omission to act constituting conduct inconsistent with just and equitable principles of trade?

☐ Yes ☑ No

(7) Has any such person filed (as a registrant or issuer), or was any such person or was any such person named as an underwriter in, any registration statement or Regulation A offering statement filed with the Commission that, within five years before the filing of this offering statement, was the subject of a refusal order, stop order, or order suspending the Regulation A exemption, or is any such person, at the time of such filing, the subject of an investigation or proceeding to determine whether a stop order or suspension order should be issued?

☐ Yes ☑ No

(8) Is any such person subject to a United States Postal Service false representation order entered within five years before the filing of the information required by Section 4A(b) of the Securities Act, or is any such person, at the time of filing of this offering statement, subject to a temporary restraining order or preliminary injunction with respect to conduct alleged by the United States Postal Service to constitute a scheme or device for obtaining money or property through the mail by means of false representations?

☐ Yes ☑ No

If you would have answered "Yes" to any of these questions had the conviction, order, judgment, decree, suspension, expulsion or bar occurred or been issued after May 16, 2016, then you are NOT eligible to rely on this exemption under Section 4(a)(6) of the Securities Act.

OTHER MATERIAL INFORMATION

31. In addition to the information expressly required to be included in this Form, include:

- (1) any other material information presented to investors; and

- (2) such further material information, if any, as may be necessary to make the required statements, in the light of the circumstances under which they are made, not misleading.

All information presented to investors hosted on Wefunder.com is available in Appendix A: Business Description & Plan.

ONGOING REPORTING

32. The issuer will file a report electronically with the Securities & Exchange Commission annually and post the report on its website, no later than:

120 days after the end of each fiscal year covered by the report.

33. Once posted, the annual report may be found on the issuer's website at:

/invest

The issuer must continue to comply with the ongoing reporting requirements until:

1. the issuer is required to file reports under Exchange Act Sections 13(a) or 15(d);
2. the issuer has filed at least one annual report and has fewer than 300 holders of record;
3. the issuer has filed at least three annual reports and has total assets that do not exceed $10 million;
4. the issuer or another party purchases or repurchases all of the securities issued pursuant to Section 4(a)(6), including any payment in full of debt securities or any complete redemption of redeemable securities; or the issuer liquidates or dissolves in accordance with state law.

APPENDICES

Appendix A: Business Description & Plan

Appendix B: Investor Contracts

PlantPharm Subscription Agreement

Appendix C: Financial Statements

Financials 1

Appendix D: Director & Officer Work History

Cheryl J. Dillner
Cheryl J. Dillner
Dr. Richard Matner
Dr. Robert Y. Ni
Dr. Thomas L. German
R.C. Suresh
Robert G. Britt

Appendix E: Supporting Documents

INVEST IN PLANTPHARM

maximum target met

$0
raised of $0 maximum target from 0 investors

98% of vaccines are given with needles. But, we're changing that!

We are a global frontrunner in making oral vaccines a reality. We've created a proprietary Platform Technology using organic plants to manufacture Vaccines and Biologic Drugs. We have proven the Platform Technology through several grants from U.S. National Institutes of Health R&D, by a successful double-blind, placebo-controlled human clinical trial, and by endorsement of the U.S. Food and Drug Administration's authorization of a second clinical trial on our very first vaccine.



Robert Britt
Founder, Chairman, CEO


OPERATIONAL OVERVIEW
Today & Looking Ahead
plantpharm
BIOMED
Plant-Grown Vaccines
00:03

Why you may want to invest

1. Our Platform Technology is a new and proven organic production method for the pharmaceuticals industry.
2. With our Platform, green plants are used to manufacture complex biological drugs.
3. We have the ability to transform vaccines and certain biologic drugs from needle delivery to oral delivery using plants.
4. Humanitarian vaccination efforts worldwide are enhanced by being able to administer shelf-stable, oral vaccines without the need for a cold-chain environment and a needle.
5. With our proprietary Platform we can economically produce pure biologic drugs and vaccines using plants resulting in lower costs of biopharmaceuticals in the future.

$ 255 min

REMIND ME (1)

What you are investing in

Priced Round

$33M pre-money valuation

$1.50 per share
Preferred Stock
$25K+ pro rata right threshold

If you invest, you're betting PlantPharm will be worth more than $33M in the future.

Earning a return
Learn more about equity fundraises

Our Ambition

We will become the #1 Company worldwide for research, development and manufacturing of plant-grown biopharmaceuticals within the next four years. We intend to lower the cost of drugs by enabling the pharmaceutical industry's ability to extend their market reach and length of time in the marketplace by converting current products into plant-grown biopharmaceuticals. This can be done at less cost and will provide companies the opportunity for serving more patients over a longer span of time.

- Press_Release_PlantPharm_.pdf
- Read_Founders_Story.pdf
- Investor__Valuation__Analysis.pdf

Why I Like PlantPharm

> *It's rare to witness the start of a disruptive technology, this will be nothing short of light bulbs to the candle industry! Unseen in the pharmaceutical industry to date, PlantPharm's groundbreaking production platform is positioned to transform the industry! PlantPharm can produce their pharma company's products much more efficiently and at far lower costs. Providing shelf stable, pill form vaccines in place of traditional injection based pharmaceuticals, PlantPharm's technology eliminates refrigeration chains, medical staff and other logistics needed for traditional delivery. PlantPharm's products will allow the pharma industry to provide a much deeper market penetration as well as a...* READ MORE



Robert J.Ernst
PRESIDENT / CEO, WISCONSIN STRATEGIC SOLUTIONS

Oral Alternative to Vaccine Injections

We're not selling vaccines, rather, we are using our proprietary Platform Technology to enable pharmaceutical companies to make the conversion away from needle-injected format, and into the very same vaccine in pill form. Would you rather receive your vaccine by a needle or by a pill? This graphic will show how we will collaborate with other pharmaceutical companies.


JV: India
JV: EURO
Hep B VAC
JV: China
JV: Newco
JV: Newco
JV: India
JV: EURO
HPV vac
JV: USA
JV: Canada
JV: India
JV: EURO
CANCER VAC
JV: China
JV: Newco
JV: Newco
plantpharm
BIOMED
JV: Newco
RSV VAC
JV: EURO
JV: Newco
JV: Newco
JV: Newco
VAC
JV: Newco
JV: Newco
JV: Africa
MALARIA VAC
JV: Newco
JV: USA

Shot or Pill? The Choice is Yours

Why now? Before now it would have been impossible, but thanks to advancements in gene editing, our platform technology has become a reality, something our team has been working toward for 20+ years.

Needles	Immunity	$$	Access
Which do you prefer: injection or pill?	Higher when delivered to mucosal system, not bloodstream	Leader in cost-reducing organic plant technology	Lower $$ means access to millions of people in need

Milestones

UW-Biotron
Founder funds demo of a plant-growing technology at UW-Biotron

1994
Hancock Research Center
Field Trials of Plants at University of Wisconsin - Hancock Research Center

1995
Purchase Patent
Founder purchases Patent for Fast Growth Technology

1996
NASA Collaboration
Collaboration with NASA at University of Wisconsin-Madison (WCSAR)

1996
Hepatitis B vaccine
Founder grew world's first crop of plant-grown Hepatitis B vaccine

1998
Norwalk vaccine
Founder grew world's first crop of plant-grown Norwalk vaccine

1998
Human Clinical Trial
Human Clinical Trial for plant-derived Hepatitis B vaccine successful

1999
Into Space
Founder's technology flew onboard NASA Space Shuttle

2000
Thrombin
Founder grows world's first crop of plant-derived Thrombin

2004
Battelle Pacific Northwest
Grant collaboration with Battelle Pacific Northwest Laboratory

2004
National Institute of Health
R&D Grant Awarded from National Institute of Health

2006
$1.5 Million in grants
$1.5 Million totaled over 4 separate grants for Plant Platform Technology

2008
FDA Approves Trials
FDA authorizes Second Human Clinical Trial for vaccination

2011
Ready to Grow
Business Plan Developed, personnel committed for company, begin capitalization of PlantPharm BioMed, Ltd

2015-2018

Pitch Deck


plantpharm
BIOMED
PLATFORM TECHNOLOGY
FOR PLANT-GROWN
VACCINES & BIOPHARMACEUTICALS
PLANTPHARM BIOMED, LTD.
plantpharm
BIOMED

Market Overview + Use of Funds

The biologic drug market is growing at nearly twice the pace of the overall pharmaceuticals market. We are raising $9 Million to be used for scaling up production, creation of new vaccines and initiation of the next human clinical trials along with development of collaborative agreements for product conversions into plant-grown with other pharma companies.

9 Million	2X	1.2 Trillion
What we're raising to scale & complete Phase 2 Trials	Biologic drug market is growing as 2x the rate of overall pharma	Projected worth of pharmaceutical industry in 2022

ROI & EBITDA

Pro forma financial projections and Return On Investment are based upon Management's current expectations concerning the Company and the Industry in which it operates. These are forward-looking projections that involve risks and uncertainties however, they also reflect probability upon comparison with other companies within the industry and comparable earnings and valuations.


Projected EBITDA
(Earnings Before Interest, Taxes, Depreciation & Amortization)
$1,598,000,000
$1,398,000,000
$1,198,000,000
$998,000,000
$798,000,000
$598,000,000
$398,000,000
$198,000,000
($2,000,000)
YR1
YR2
YR3
YR4
YR5
YR6
YR7
YR8


Projected Gain on Investment (@ $500)
$4,000.00
$3,500.00
$3,000.00
$2,500.00
$2,000.00
$1,500.00
$1,000.00
$500.00
$-
567%
$2,833.33
117%
$583.33
Series CF @ $1.50
Series B @ $3.25
IPO @ $10.00
Initial Investment
Gain on Investment
ROI %

Our Partners

The development and proof of PlantPharm's Platform Technology could not have been done without the help of formal collaborations with these Scientific Research Institutes, Universities, Companies, a Cancer Center, U.S. Government Agencies, NASA, Computer Technologists and Individual Scientists. PlantPharm BioMed, Ltd. has been privileged to be associated with each of them.

APHIS
TURCK
BTI
College of Agricultural & Life Sciences UNIVERSITY OF WISCONSIN–MADISON
ASU Biodesign Institute Arizona State University
FDA
Cornell University
Foresight
Larta Institute
BAKER TILLY Accountants and Advisors
NASA
NIH National Heart, Lung, and Blood Institute
Pacific Northwest NATIONAL LABORATORY
Biotron Controlled Environment Research & Testing Lab
USDA
ROSWELL PARK CANCER INSTITUTE

Meet the Founders



Robert Britt
Founder, Chairman, CEO


苏州

Dr. Richard Matner
President



Dr. Thomas German
Chief Science Officer

Interview

– COLLAPSE ALL

WF: What do you do?

PP: PlantPharm BioMed, Ltd. is a Biotech/Biopharmaceutical company having developed over more than 20 years a proprietary Platform production technology that allows for the creation of oral vaccines and pharmaceuticals grown organically in plants.

WF: Can you take us back to the beginning. How did you get started?

PP: The Company founder, Robert Britt, had many years of experience in seed production and genetics and was marketing agricultural seeds worldwide. He was at one time, the largest exporter of U.S.-grown hybrid seed corn in the world through his personal company. The development of this proprietary Platform Technology in the pharmaceutical field began with a unique patent that he purchased while on international travels. The next years were spent in automating, then documenting the abilities of the platform to produce pathogen-free, high-speed production of plants in controlled-atmosphere conditions for the early production of seed crops. He worked with a NASA commercial center at the University of Wisconsin and his plants were flown on the Space Shuttle Columbia and later in the International Space Station where they produced a crop of small potatoes.

During this same time a consortium of Universities around the world mapped the first genome of a plant. Biotechnology took a leap forward in plant genomics and suddenly Britt's work was noticed on an international basis. As a result he was able to grow the very first crop of vaccine-bearing potatoes using the new Platform Technology. Britt has now grown in potatoes the) Hepatitis B and Norwalk Vaccines, and Thrombin, a proteolytic enzyme that facilitates the clotting of blood. FDA required cGMP documentation was then adapted for plants by Britt, a Biosafety Level 2 Laboratory was built and federally inspected. A Pilot Platform for growing biopharmaceutical plants was built.

Britt has worked in collaboration with three Land Grant Universities, two biotech Institutes, a major cancer research center and one of the only Biotron's in the world. A group of experts in their fields have been assembled over the years and enables us to staff our Team immediately and at a very high knowledge level for the coming growth of the Company.

All funding for this project over the past 24 years came from Britt and his Family along with a small number of interested seed-investors. Timely grants, coming from SBIR and NIH (National Institutes of Health) for nearly $1,500,000 allowed us to take the Hepatitis B vaccine through a successful double-blind, placebo-controlled, human clinical trial; obtaining FDA authorization for a second human trial.

PlantPharm BioMed has now a fully developed Platform Technology and is fully prepared to move forward as an early-growth company.

WF: Where have the last few years gotten you?

PP: Each year has seen us reach milestones, proof-of-products, or documentation and publications that make PlantPharm a secure business entity, with a unique product for the biopharmaceutical market. We have people who have been involved since the very beginning of our work on this project and others who joined in each year and are still working with us. None of these people have asked to be paid during these years because they saw the value that their work could bring to humanity, and would be proud to be associated with PlantPharm when our doors open for business. We have been awarded several research grants from the National Institutes of Health on first application, and then succeeded in achieving the lofty goals. We have a certified BioSafety Level 2 Laboratory and pilot production plant to produce vaccine in potatoes. This massive body of work from a bootstrap-funded company allows us to answer any question about our work with documented authority and confidence. The last few years have brought us to this secure funding event today.

WF: Who are your customers?

PP: *Focus #1)* The pharmaceutical industry is regulated by the Food and Drug Administration (FDA) and sales of biopharmaceuticals to customers can only be made upon receipt of a license issued by the FDA upon meeting specific criteria and human testing. The Company is quite far along in this regard and expects to have a marketable product available for sale within three years. Upon holding an FDA license, the sale of our first orally dosed vaccine will provide average sales on this product alone of more than $200 Million per year by year 4-5.

Focus #2) PlantPharm is unique compared with other Biopharma companies. We have a Platform Technology so the Company is not dependent upon a single drug passing FDA review. Additional customers include other pharmaceutical companies who utilize contract research organizations to bring a new product to marketability for them. PlantPharm, because of our Platform Technology, is able to collaborate or joint venture with many other firms to develop a plant-derived product for that organization (i.e., CMO Report: "Two-Thirds of Pharma Manufacturing is Outsourced"). The need for this type of relationship is important and is replicated by Big Pharma with smaller companies hundreds of times each year. Typically, revenues include upfront payments ($10M-$120M), research & development payments ($20M-$300M), milestone payments, and future royalty payments that can extend from hundreds of millions to a Billion dollars per year. This customer base will need PlantPharm's expertise in Plant pharmaceutical production, and we are concentrating on the development of this Customer base beginning in the first year of business.

WF: Why is the Product or Service Unique?

PP: As the proprietary Platform Technology owner, PlantPharm is not dependent upon any one new drug to make it through the FDA authorization process. We have the ability to produce vaccines and biopharmaceuticals for many companies. In fact, PlantPharm has identified more than 500 unique biopharmaceutical drugs that are deemed to be compatible with PlantPharm's Platform Technology thus providing a target-rich marketplace for the Company. The advantages for other pharma companies to work with PlantPharm provides other pharma companies with our ability to convert their present drugs into plant-grown biopharmaceuticals; lowering production costs, lengthening patent life, reinventing a current drug, or developing a Biosimilar version of their own drug or a competitor's drug or vaccine.

COMPETITIVE ADVANTAGES of PLANTPHARM'S PLATFORM TECHNOLOGY:

+ Convert a hypodermically delivered drug into an orally deliverable pill-form grown safely in plants;

+ Enable and administer more cost effective, medically safe, shelf-stable and easy-to-ship vaccines;

+ Collaborate with other pharmaceutical companies to transform their qualifying drugs into plant-grown biopharmaceuticals with our robust and scalable processes;

+ Improve manufacturing efficiencies and lower cost-of-production significantly to meet expanded market needs since tons of potatoes can be grown containing the target drug embedded within its plant cells. This allows for millions of doses of vaccines or biopharmaceuticals to be manufactured;

+ Remove contaminants like prions and viroids from biopharmaceuticals because only plants naturally filter out these impurities during the growth and multiplication of a drug;

+ Unlike other Plant-grown biopharmaceuticals companies, PlantPharm's end-product is genetically stable (*a permanent expression platform)* Which allows for a quick production turn-around;

WF: Who Are Your Competitors?

PP: Biopharmaceuticals are formed using a living host in order to multiply a specific protein used as a human pharmaceutical. The production of biopharmaceuticals can come from Transgenic Plants, Plant Cell Culture, Bacteria, Yeast, Mammalian Cell Culture or Transgenic Animals. Bioreactor-based platforms support algae, moss, duckweed and carrot cells. Seed-based platforms support sexually produced plants and seeds. Animal cells are produced using live animals and animal products. Every one of these expression platforms has unique benefits and costs.

Plants are the most efficient protein producers on the planet and do so without propagation of human pathogens or other mammalian contaminants. For transgenic plants, overall costs are very low; scale-up capacity is very high; production scale can be worldwide; protein yield is high; protein folding capacity is high; product quality is high; contamination risks are low; safety is high; and storage cost is inexpensive. (International Journal of Molecular Sciences). There are only two platforms that are comparable with Transgenic Plants in the production of biopharmaceuticals, and each has strengths and weaknesses. Of those two platforms one uses tobacco plants and is fast to implement but produces very low production of end-product. Importantly that platform is a non-stable transient expression platform. The other platform is PlantPharm's, which uses potato plants and has the highest production capacity along with a very stable permanent expression platform.

WF: What do You Understand that Your Competitors Don't Get?

PP: Orally delivered vaccines directly to the mucosal system is the preferred method for vaccination as the University of Gothenburg discovered in a recently published research paper. By vaccinating through the mucosal system a more permanent and effective immunization is created. A virus or bacteria normally enter the body through the mucosal system, i.e. the lungs or the intestines. Logically, stopping a pathogen as it first enters the body and before it enters the bloodstream is much more effective than waiting for it to progress into the blood stream. Producing vaccines in plants that are delivered orally through the gut, a much more effective immunization system is provided by PlantPharm. The problem of degradation by stomach acid is mitigated by the cellular structure of the plants themselves.

WF: Why Will You Win?

PP: People, Process and Product!

WF: Can You Discuss the Verticals You Have Gone After To Date, and Why?

PP: Future verticals will be the ability to manufacture vaccines and biosimilars by collaborating with companies to develop a plant-derived version of their own product. This will also lead to Joint Ventures and stand-alone companies that PlantPharm will proportionally own. International businesses will be developed and local production in specific locations will be achieved through Joint Ventures in each of those countries.

WF: What Makes a Successful Business in Your Field? Can You Talk About Several Companies you'd Like to Emulate?

PP: Juno Therapeutics – Started up in 2013 and was a model for PlantPharm at that time. Their IPO was launched at about $24 and in 2018 the company was purchased outright for $9,000,000,000 (Nine Billion Dollars). PlantPharm will follow a similar business strategy and drive up its Market Cap.

Microsoft – It takes Microsoft software to make most personal computers run. Collaboration with many hardware manufacturers created Microsoft's customer base. PlantPharm will be a collaborative company also and interact with many Big Pharma companies to convert their product lines into plant-derived drugs.

Intel – I takes Intel chips to run many of the personal computers. Similar to Microsoft and Intel, it will take collaboration with PlantPharm as the go-to company for plant-grown biopharmaceuticals.

PlantPharm BioMed, Ltd. will operate to acquire customers via collaboration or Joint Ventures with big and small pharma and assisting to convert their current and future products into vaccines or biopharmaceuticals. PlantPharm will be capable of providing manufacturing services downstream, if required.

WF: Sell Me – I am a Potential Customer. Why Should I use Your Company/Product?

PP: It is less expensive and faster to produce a vaccine or biosimilar from plants. PlantPharm will provide conversion to plant-grown biopharmaceuticals which will provide a different and more effective delivery path for a vaccine and lengthen the life of any current patented drug. Collaboration with PlantPharm is the beginning of the path to make all this happen.

WF: How Do You Make Money?

PP:

+ Conversion of current injection-based vaccines and biopharmaceuticals into plant-grown oral-based .vaccines and biopharmaceuticals.+

+ Contract R&D services for the expression and production of new vaccines and biopharmaceuticals in plants.

+ Ten of the highest revenue biopharmaceuticals projected for 2020 are suitable for production in potato plants using the PlantPharm Platform Technology as either monoclonal antibodies, therapeutic proteins or peptides. Total projected sales in 2020 for these 10 drugs is $65.26 billion. These drugs include some of the most recognizable names in biologics: Humira, Opdivo, Avastin, Herceptin, Soliris, Rituxan, Enbrel, Remicade, Keytruda, Eylea and represent the first wave of biologics introduced into such significant disease categories as cancer, psoriasis and rheumatoid arthritis. These can be converted to plant-grown drugs using PlantPharm's Platform Technology.

+ Contract R&D and manufacturing of less costly biosimilar versions of current drugs on the market.

WF: How Fast Are You Growing? How Are You Measuring Growth?

PP: The pharmaceutical industry typically takes fifteen to twenty years to develop and introduce a new drug to the marketplace. PlantPharm has already invested this front-end time and is now in position to begin its drive to get its first vaccine to market within the next three years. During this time Contract R&D and manufacturing for 3rd party biopharma will allow them to get to market quickly with a new plant-based drug.

WF: What Ideas Do You Have for Growth in the Next 3 months?

PP: Within 3 months the company will be operational with production facilities and equipment identified for initiation the following Spring for the oral Hepatitis B vaccine. Research on a number of additional pre-identified vaccines will be underway in our lab.

Within 12-months PlantPharm will have 5 to 7 new plant-grown versions of vaccines along with other biopharmaceuticals as proof-of-concept. We expect to patent 5 new products within the next year. Additionally, collaborations with pharmaceutical companies will be under contract. Scale-up of production operations will be underway.

WF: How Do You Acquire Customers?

PP: The pharmaceutical industry has a relatively small number of players. To spread the PlantPharm message, a significant amount of press will be devoted to the introduction of PlantPharm, its people and processes. Secondly, industry seminars, conventions and trade shows will be targeted for personal connections with decision-makers in the companies available for R&D conversion of drugs into plant-grown production.

In addition to contract R&D, the manufacturing of vaccines and biopharmaceuticals from plants will become PlantPharm's major earning vehicle and customer draw as the future develops. A downstream effect comes from the need to manufacture product after PlantPharm has made an R&D conversion of the plant. Because the manufacturing of drugs in plant-based systems is not a standard process within pharmaceutical companies, the manufacture of the end-product vaccine and biopharmaceutical will require PlantPharm's special in-house capabilities.

WF: What is Your Lifetime Value and Cost of Customer Acquisition?

PP: Because of the compact nature of the pharmaceutical industry, the lifetime value of a customer is likely to be $100 Million to $20.0 Billion dollars. Customer acquisition costs are therefore relatively insignificant.

WF: How Will That Evolve As You Scale?

PP: We will establish long-term relationships and expect to be the sole plant-based R&D and manufacturing resource for our customers. We would expect to maintain a customer for 5-20 years once they are established. Because pharma companies have multiple product pipelines it is likely that these long-term relationships will be the norm.

WF: What's Next For Your Business and Why Are You Raising Money Now?

PP: Because we have completed the lengthy R&D phase of our Platform Technology and demonstrated its ability to convert plants into vaccine-bearing and biopharmaceutical production powerhouses, we are now ready to acquire the facilities & equipment necessary to put plant-grown pharmaceuticals into the market.

WF: What's Been Your Largest Challenge So Far?

PP: Extensive time and effort has gone into the proof-of-product and development of the Platform Technology. This effort was necessary to demonstrate our ability to replicate plant-grown vaccine and biopharmaceutical expression and production and put PlantPharm into a position to offer our services to the pharmaceutical industry.

WF: Have You Thought About Potential Exit Options?

PP: We are planning an Initial Public Offering within 24 to 36 months.

WF: What Keeps You Up at Night About the Business?

PP: Forward movement. It has taken many years to get to the point where we have proven the Platform Technology and shown that organic plants are able to multiply the biopharmaceutical products that we ask them to supply. I think about all of the human suffering we can alleviate…but cannot until we are fully up and running the business.

WF: Excite Me. Why Should an Investor Invest in Your Company?

PP: "The global pharmaceutical market is valued at approximately $800 Billion USD with a projected growth to $1.2 Trillion by 2022", as recently published by the World Health Organization (WHO). While growth in pharmaceutical spending worldwide is staggering, the biologic drug market is growing at nearly twice the pace of the overall pharmaceutical market. For you as an investor, this means the market is healthy and growing.

There is also the humanitarian need to expand the reach of life-saving drugs to remote regions in third-world countries. In developed nations, the high price of new biological drugs is straining the health care system, challenging health insurance practices and limiting patient access. The FDA is currently examining strategies to reduce the price of biologic drugs and these strategies will involve all aspects of drug R&D and production. PlantPharm's mission is to both expand vaccines access into third-world countries by reducing distribution problems and simultaneously to reduce the production cost and patient price of biologics in developed nations by employing its proprietary, plant-based biopharmaceutical manufacturing platform.

Historically, PlantPharm BioMed, Ltd. has led the field toward the development of biopharmaceuticals grown in plants for more than 20 years. Understanding the "How to do it?" is behind us and what is ahead of us is a world of nearly unlimited markets and hundreds of new therapies and vaccines that our Platform Technology is able to manufacture. For you as an investor, this means the business is secure.

Of the 42 vaccines approved in the USA, 40 of them are delivered only by injection. PlantPharm's Platform Technology can allow nearly all of those vaccines to be produced using plants and to deliver dosages as shelf-stable pills rather than a needles. Who wouldn't rather take a pill than be stuck by a needle? For you as an investor, the choice is obvious.

The humanitarian capabilities of plant-grown vaccines will allow developing countries, those without the ability to maintain cold-chain distribution required to protect liquid vaccines, to deliver shelf-stable, orally administered vaccines to people who would otherwise go without. PlantPharm will provide for that need. For you as an investor, this means less suffering in the world and you helped make it happen!

Of all of the investments being made today, the biopharmaceutical sector is second only to the technology sector. We are part of a very hot investment marketplace. With the early earnings power of PlantPharm and the intention of exiting via an IPO in the near future, an investor in PlantPharm Biomed, Ltd. can be looking at a high return on their investment. For you as an investor, this means that your investment made today will reap large rewards in the not too distant future.

We have built the platform and it has been tested and works as expected. PlantPharm BioMed will be fully functional and in growth-mode within hours of funding. For you as an investor, your capital will be working to create growth for you immediately, and humanity will benefit from your investment to an even greater degree.

WF: Tell Us About the Team?

PP: Our Team are very experienced professionals, each with an extensive background and expertise in the work that we are undertaking. PlantPharm is not going to suffer from lack of leadership experience. The senior management team have lifetime experience in the field and have all the skills the company needs in order to create a successful company.

Robert Britt is the Founder, Chairman and CEO. This enterprise began with Britt family members doing all of the initial work. They are actively involved today and know the technology and manufacturing inside and out. We then brought other technical people into the mix with Dr. Thomas L. German, Professor Emeritus at the University of Wisconsin who held Chairs in both the Plant Pathology and Entomology Departments and he is currently our Chief Science Officer. Dr. Richard R. Matner, Ph.D., MBA came to PlantPharm with extensive operational and business development experience via a Fortune 50 company prior to his position as the Director of Technology Transfer and Commercial Development for Roswell Park Cancer Institute. Dr. Matner is PlantPharm's President and Chief Strategy Officer.

We have a Board of Directors made up of people who are outstanding in their fields: Dr. Robert Y. Ni – U.S. China Expert in Chinese medical needs; R.C. Suresh – Expertise in Middle East and India; along with several other professionals that shall be named later due to promised confidentiality.

Our Technical Advisors are as follows:

Legal/Corporate: Seymour Kremer Koch Lochowicz and Duquette LLP as local legal counsel.

Auditing: Baker Tilly, Janesville, WI

We have a full complement of personnel ready to launch PlantPharm on the path to success. I must withhold names of most of the team because they presently hold other positions and I have promised confidentiality while awaiting the PlantPharm funding event.

I can say this however: Our Director of Biomanufacturing is the primary Director of one of the noted plant research facilities in the world and is an automation and computerization expert.

Our Vice President, and Chief Financial Officer has served with Baxter Healthcare, Abbott Laboratories, Walgreen's and Ernst & Young accounting. He knows the industry well.

Our Manager of Communications & Shareholder Relations is a highly regarded public relations, communications and marketing manager who interviewed me several years ago and impressed me then and has gone on to receive awards for work done.

Our Production Manager has been involved in all production phases of plant-grown vaccines research and discovered much of the Trade Secret information compiled during the R&D phase of the Platform Technology.

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RISKS

1 As a going concern, the Company will be required to raise additional funds from subsequent issues and the failure to do so could materially affect the future of the Company.

2 Our future success depends on the efforts of a small management team. The loss of services of the members of the management team may have an adverse effect on the company. There can be no assurance that we will be successful in attracting and retaining other personnel we require to successfully grow our business.

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OTHER DISCLOSURES

Read the **Form C** filed with the SEC for other important disclosures, like financial statements, Directors, Officers, shareholders with more than 20% of voting rights, use of funds, and more.

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